EXHIBIT 10.15

                            STOCK PURCHASE AGREEMENT

         Agreement made this 1st day of April, 2000 between Home/Office Express, Inc., a Nevada corporation having its principal office at 85 Tenth Avenue, 6th floor, New York, New York 10011, as Seller and James M. Richards, Larry Stout, and Steven Hartmann, whose business offices are located at 925 W. Baseline Road, Suite 105, Tempe, Arizona 85283, collectively referred to as Buyers.

         RECITALS

         A. Seller presently is a Public Company that licenses, manufactures and distributes proprietary and non proprietary sportswear apparel and accessories worldwide via retail, wholesale, catalog and the internet, and also owns a messenger service business operating under the name of Personal Touch Messenger Service, Inc. ("Personal Touch") in the State of Arizona; and

         B. Buyers are minority shareholders of Home/Office Express, Inc. and desire to purchase all outstanding common and preferred stock in Personal Touch Messenger Service, Inc. and for the consideration to purchase said stock they are willing to transfer a certain amount of the restricted preferred stock they own in the Seller's Company.

         In consideration of the covenants hereinafter set forth, the parties agree as follows:

                                    SECTION I

                                  Sale of Stock

         Seller shall sell, transfer, and deliver to Buyer and Buyer shall purchase from Seller all outstanding common and/or preferred stock it owns in and to Personal Touch Messenger Service, Inc., including existing liens, pledges, or encumbrances of any kind, including but not limited to the goodwill
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of the business as a going concern, the right to use the name Personal Touch
Messenger Service, Inc. ("Personal Touch"), or any variant thereof and all related property and inventory used by Seller to conduct said business. Seller is in the process of changing its corporate name to IAMG Holdings, Inc. and upon shareholder approval of said change of name, the Buyers shall be authorized to use the name "Home/Office Express, Inc."

                                   SECTION II

                                 Purchase Price

         In consideration of the sale of common and/or preferred stock of Personal Touch under this agreement, Buyers shall transfer to Seller 1,000,000 shares of its Home/Office Express, Inc. $.001 par value restricted common stock the receipt and sufficiency of which is hereby acknowledged. In order to adjust the sales price, the Seller shall execute and deliver a sixty-day promissory note payable to Personal Touch in the amount of Three Hundred thousand ($300,000) Dollars, payable on or before June 10, 2000, subject to satisfactory proof of payment of all Federal, State and Local business and employment taxes owed by Personal Touch.

                                   SECTION III

                            Assumption of Liabilities

             The Buyers shall operate the messenger service business under the name of Personal Touch. Buyers will be responsible for all of the Personal Touch liabilities prior to date of this agreement arising in the ordinary conduct of its business.

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                                   SECTION IV

                             Instrument of Transfer

         4. Seller shall deliver to Buyers a bill of sale, endorsements, assignments, and such other instruments of conveyance and transfer as shall be reasonable and necessary to vest in buyer marketable title to the common and/or preferred stock being sold, conveyed, and delivered hereunder.

                                    SECTION V

                     Seller's Representations and Warranties

                   Seller represents and warrants as follows:

         (1) ORGANIZATION. Seller is a corporation duly organized, existing, and in good standing under the laws of the State of Nevada; it has the corporate power to carry on its business as it is now conducted.

         (2) AUTHORITY. The Board of Directors of Seller has duly approved this stock purchase agreement and has authorized the execution, delivery, and performance of this agreement by Seller.

         (3) FINANCIAL STATEMENTS. Seller is solvent and has made adequate provisions for payment of its debts. It has delivered to buyer copies of its financial statements, certified by William C. Clancy, C.P.A. an independent certified public accountant, for the period ending January 31, 2000. All such statements have been prepared in conformity with generally accepted accounting principals applied on a consistent basis, and fairly reflect the financial position of the seller as of the end of such periods and the result of operations during such periods.

         (4) TITLE TO ASSETS. Seller has good and marketable title to all of the common and/or preferred stock it owns in Personal Touch, including the properties and assets used to operate the messenger service business. Such properties and assets are owned by seller subject to existing mortgages, liens, and encumbrances, all of which are within the personal knowledge of the Buyer

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         (5) TAXES. All tax returns, employment taxes, disability insurance, worker's compensation required to be filed and paid by Personal Touch shall be the responsibility of the Buyers and Buyers have paid or adequately provided for any and all taxes shown by such returns to be due and payable, and agree to indemnify Seller for any and all liabilities arising from Buyers obligations to file and pay for tax returns.

         (6) ABSENCE OF LITIGATION. There are no suits, governmental proceedings, or litigation pending or, to the knowledge of the Seller, threatened against the Seller that might materially affect the financial condition, business, or property of Seller or its properties.

         (7) ABSENCE OF CHANGES. Since March 27, 2000, Seller has not issued any stock, bonds, or other corporate securities; incurred any obligation or liability to shareholders, or purchased or redeemed any shares of its common stock; mortgaged, pledged, or subjected to lien any of its assets, tangible or intangible; sold or transferred any assets or canceled any debts or claims, except in the ordinary course of business; granted any uniform increase in the compensation of employees; disposed or permitted to lapse any patents, trademarks, or trade names, suffered any extraordinary losses or waived any rights except in the ordinary course of business. Since the above-mentioned date there has been no substantial change in the financial condition, assets, liabilities, or business of seller.

                                   SECTION VI

                     Buyer's Representations and Warranties

         (1) ORGANIZATION. Buyers are individuals who desire to purchase the common and preferred stock in Personal Touch owned by Seller.

         (2) AUTHORITY. Buyers are not impaired or otherwise unable to operate a messenger service business and know of no legal impediment from acquiring the common and preferred stock of Personal touch owned by the Seller. The execution, delivery, and performance of this Agreement by Buyers is done with the unanimous consent of the shareholders owning the 1,000,000 preferred shares of stock in Seller's Company.

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         (3) TITLE TO ASSETS. Buyers have good and marketable title to the
1,000,000 restricted, common shares of Seller's stock. Such assets are owned by Buyers free and clear of all mortgages, liens, and encumbrances, except as stated above.

         (4) PROMISSORY NOTE. Buyers shall have furnished proof to Sellers of filing and payment of all Federal, State and Local business, employment and sales taxes for Personal Touch, and the Sellers shall not be required to pay the promissory note referred to above unless and until Buyers fulfill their obligations as stated herein.

         (6) ABSENCE OF CHANGES. Since April 1, 2000, Buyers have not assigned, conveyed or in any way caused any liens, mortgages or judgments to be placed on any of the preferred stock owned by them in Seller's Company. Since the above-mentioned date there has been no substantial change in the financial condition, assets, liabilities, or business of Buyer.

         (7) Access to Records. Buyers shall give to Seller reasonable access to all books and records of Buyer.

                                   SECTION VII

                   Conditions Precedent to Buyer's Obligations

         The obligations of Buyer under this agreement are subject to fulfillment of each of the following conditions prior to or at the closing:

                  (1) All proceedings, instruments, and documents required of Sellers under this agreement shall be reasonably in form and in substance to buyer's counsel.

                  (2) The instruments and conveyances of transfer executed and delivered by Seller at the closing shall be valid in accordance with terms, and shall effectively vest in Buyer good and marketable title to the common and/or preferred stock, if any, owned by Seller in Personal Touch, subject to existing liabilities, obligations, or encumbrances, except those liabilities and obligations expressly omitted by Buyers as provided herein.

                  (3) There shall not have been any material breech of the representations of warranties of Buyer contained in this agreement, and such representations and warranties shall be substantially correct on the closing date, except as affected by transactions contemplated herein and changes occurring in the ordinary course of business.

                  (4) Between the date of execution of this agreement and the closing date there shall not have been any material change in the business prospects of sellers.

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                  (5) The mariner in which seller is conducting its business has not been in violation of any applicable law or regulation materially affecting the properties assets, and rights to be sold pursuant to this agreement, and seller shall not be a party to, or be threatened with, any litigation or proceeding relating to any transaction s contemplated by this agreement.

                                  SECTION VIII

                  Conditions Precedent to Seller's Obligations

         All obligations of Seller under this agreement are subject to the fulfillment prior to or at the closing of the following conditions:

         (1) Seller shall have received an opinion of counsel for Buyer, to the effect that the common and preferred stock in Personal Touch owned by Sellers have been duly transferred to the Buyers and the Buyers have or are in the process of resolving the liabilities referred to in Section III.

         (2) Representations and warranties made by Buyer in this agreement shall be true and accurate in all material respects as of the closing date, except as affected by transactions contemplated herein and changes occurring in the ordinary course of business.

                                   SECTION IX

                     Action by Board of Directors of Sellers

         A special meeting of the Board of Directors of Seller shall be held prior to the closing date for the purpose of voting on the authorization of the sale of properties and assets pursuant to this agreement.

                                    SECTION X

                            Indemnification of Seller

         Buyers agree to indemnify Seller against (1) all liabilities and obligations of Seller regarding Personal Touch, not expressly assumed herein by Buyer; (2) any damage, loss or deficiency due to any breach of warranty, misrepresentation, or non-fulfillment of any agreement of the part of Buyer contained in this agreement or in any document or list delivered or to be delivered to Seller in connection with this agreement; and (3) all action, suits, proceedings, judgments, costs and expenses connected with such breach or misrepresentation.

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                                   SECTION XI

                                  Closing Date

         This closing with respect to the transactions contemplated by this agreement shall be held on April 10, 2000 via facsimile if necessary.

                                   SECTION XII

                                     Broker

         Each party represents that no person, corporation, or partnership brought about this sale or is entitled to any commission.

                                  SECTION XIII

                                     Notices

         All notices to be given hereunder shall be give in writing and shall be delivered personally or by registered or certified mail, postage prepaid as follows:

         (1) If to Buyer, address to 925 W. Baseline road, Suite 105, Tempe, Arizona 85283.

         (2) If to Seller, address to 85 Tenth Avenue, 6th floor, New York, N.Y. 10011

                                   SECTION XIV

                                Entire Agreement

         This agreement, including the exhibits refereed to herein, contains the entire agreement between the parties with respect to the transaction contemplated herein. It may be executed in any number of counterparts, or facsimiles, each an all of which shall be deemed for all purposes to be one agreement.

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

                                   SECTION XV

                                  Choice of Law

         The laws of New York will govern the validity of this agreement, that construction of its terms, and the interpretation of the rights and duties of the parties.

         The corporate parties have caused this agreement to be executed on the date first above written.

                                      IAM Group, Ltd.,


                                      BY: /s/ JAHN AVARELLO
                                          -----------------------------------
                                              Jahn Avarello, President


                                      Home/Office Express, Inc.


                                      BY: /s/ JAHN AVARELLO
                                          -----------------------------------
                                              Jahn Avarello, President


                                      BY: /s/ JAMES M. RICHARDS
                                          -----------------------------------
                                              James M. Richards, Buyer


                                      BY: /s/ LARRY STOUT
                                          -----------------------------------
                                              Larry Stout, Buyer


                                      BY: /s/ STEVEN HARTMAN
                                          -----------------------------------
                                              Steven Hartmann, Buyer

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